Exhibit 99.1

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For Immediate Release	Page 1 of 6
CENTERPOINT ENERGY REPORTS THIRD QUARTER 2011 EARNINGS
Houston, TX — November 2, 2011 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $973 million, or $2.27 per diluted share, for the third quarter of 2011 compared to $123 million, or $0.29 per diluted share, for the same period of 2010. The third quarter of 2011 includes net income of $811 million, or $1.89 per diluted share, reflecting the final resolution of the appeals of the 2004 true-up order of the Texas Public Utility Commission (Texas PUC) issued in connection with the restructuring of the Texas electric industry. Excluding this amount, net income would have been $162 million, or $0.38 per diluted share, for the third quarter of 2011 compared to $123 million, or $0.29 per diluted share, for the same period of 2010.
Operating income for the third quarter of 2011 was $357 million compared to $327 million for the same period of 2010.
“This was a significant quarter for our company,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “We resolved the long-standing proceeding arising from the restructuring of the electric industry in Texas. As a result, we expect to issue an additional $1.695 billion in transition bonds later this year or early next year, and have booked $811 million in net income this year and will recognize another $258 million over time. Operationally, our regulated electric and natural gas utilities reported solid results and our field services unit continued to realize growth from the investments we made in the Haynesville and Fayetteville shales. We continue to look for opportunities to invest across our portfolio of electric and natural gas businesses and build value for our shareholders.”
For the nine months ended September 30, 2011, net income was $1.24 billion, or $2.89 per diluted share, compared to $318 million, or $0.78 per diluted share, for the same period of 2010. Excluding the effects of the resolution of the true-up proceeding described above, net income would have been $429 million, or $1.00 per diluted share, for the nine months ended September 30, 2011, compared to $318 million, or $0.78 per diluted share, for the same period of 2010.
Operating income for the nine months ended September 30, 2011, was $1.024 billion compared to $947 million for the same period of 2010.
Electric Transmission & Distribution
The electric transmission & distribution segment reported operating income of $244 million for the third quarter of 2011, consisting of $213 million from the regulated electric transmission & distribution utility operations (TDU) and $31 million related to securitization bonds. Operating income for the third quarter of 2010 was $212 million, consisting of $178 million from the TDU and $34 million related to securitization bonds. Operating income for the TDU benefited from increased
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For Immediate Release	Page 2 of 6
usage primarily due to warmer weather, growth of over 35,000 metered customers since September 2010 and lower depreciation and amortization expense. These gains were partially offset by higher operation and maintenance expenses primarily related to increased labor, benefits and transmission expenses.
Operating income for the nine months ended September 30, 2011, was $530 million, consisting of $434 million from the TDU and $96 million related to securitization bonds. Operating income for the same period of 2010 was $477 million, consisting of $371 million from the TDU and $106 million related to securitization bonds.
Natural Gas Distribution
The natural gas distribution segment reported an operating loss of $2 million for the third quarter of 2011 compared to a loss of $4 million for the same period of 2010. The operating loss improved due to lower operation and maintenance expenses, primarily reduced bad debt expenses. Due to seasonal impacts, this segment typically reports a loss in the third quarter.
Operating income for the nine months ended September 30, 2011, was $153 million compared to $145 million for the same period of 2010.
Interstate Pipelines
The interstate pipelines segment reported operating income of $60 million for the third quarter of 2011 compared to $68 million for the same period of 2010. The decline was due to lower revenues primarily related to an expired backhaul contract, restructured contracts with our natural gas distribution affiliates and lower off-system sales. These declines were partially offset by increased ancillary services and lower operation and maintenance expenses.
In addition to operating income, this segment recorded equity income of $6 million for the third quarter of 2011 from its 50 percent interest in the Southeast Supply Header (SESH) compared to $8 million for the same period of 2010.
Operating income for the nine months ended September 30, 2011, was $196 million compared to $207 million for the same period of 2010. In addition to operating income, this segment recorded equity income of $15 million for each of the nine months ended September 30, 2011, and 2010 from its 50 percent interest in SESH.
Field Services
The field services segment reported operating income of $61 million for the third quarter of 2011 compared to $40 million for the same period of 2010. Operating income benefited from higher
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For Immediate Release	Page 3 of 6
gathering volumes in the Haynesville and Fayetteville shales, revenues attributable to throughput volume commitments and lower operation and maintenance expenses. These gains were partially offset by lower prices received from sales of retained gas and higher depreciation and amortization expenses primarily related to facility expansions.
In addition to operating income, this business had equity income of $2 million for the third quarter of 2011 from its 50 percent interest in a gathering and processing joint venture (Waskom) compared to $3 million for the same period of 2010.
Operating income for the nine months ended September 30, 2011, was $136 million compared to $94 million for the same period of 2010. Equity income from Waskom was $7 million for the nine months ended September 30, 2011, compared to $8 million for the same period of 2010.
Competitive Natural Gas Sales and Services
The competitive natural gas sales and services segment reported an operating loss of $10 million for the third quarter of 2011 compared to operating income of $7 million for the same period of 2010. The third quarter of 2011 included gains of $6 million resulting from mark-to-market accounting for derivatives associated with certain forward natural gas purchases and sales used to lock in economic margins compared to gains of $19 million for the same period of 2010. The third quarter of 2011 also included a $7 million write-down of natural gas inventory to the lower of average cost or market compared to a $6 million write-down in the same period of 2010. Basis spreads on pipeline transportation opportunities remain depressed and continue to negatively impact this segment’s results.
Operating income for the nine months ended September 30, 2011, was $3 million compared to $16 million for the same period of 2010. Operating income for the nine months ended September 30, 2011, included gains of $8 million resulting from mark-to-market accounting compared to gains of $14 million for the same period of 2010. The nine months ended September 30, 2011, included a $7 million write-down of natural gas inventory compared to a $6 million write-down in the same period of 2010.
Resolution of True-up Remand Proceeding
On October 13, 2011, the Texas PUC approved a final order resolving all issues raised in connection with the Texas Supreme Court’s remand of the Texas PUC’s 2004 true-up order. Pursuant to the final order, the company is entitled to recover an additional true-up balance of $1.695 billion, less certain expenses. On October 27, 2011, the Texas PUC approved a financing order that authorizes the company to issue transition bonds to securitize the approved true-up amounts. In the third quarter of 2011, the company recorded net income of $811 million related to the true-up remand. An additional $258 million in net income will be recognized over the life of the transition bonds.
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For Immediate Release	Page 4 of 6
Dividend Declaration
On October 26, 2011, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.1975 per share of common stock payable on December 9, 2011, to shareholders of record as of the close of business on November 16, 2011.
Outlook for 2011
Excluding the effects of the resolution of the true-up proceeding, CenterPoint Energy expects its 2011 earnings to be at the high end of its guidance range of $1.04 to $1.14 per diluted share. This guidance takes into consideration performance to date and various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding financing activities and the impact to earnings of various regulatory proceedings. In providing this guidance, the company has not included the impact of any changes in accounting standards, any impact from significant acquisitions or divestitures, any impact to income from the change in value of Time Warner stocks and the related ZENS securities, or the timing effects of mark-to-market and inventory accounting in the company’s competitive natural gas sales and services business. For the impact of these factors on the company’s earnings for the three and nine months ended September 30, 2011, see the attached reconciliation.
Filing of Form 10-Q for CenterPoint Energy, Inc.
Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended September 30, 2011. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.
Webcast of Earnings Conference Call
CenterPoint Energy’s management will host an earnings conference call on Wednesday, November 2, 2011, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website, under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.
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For Immediate Release	Page 5 of 6
CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Assets total nearly $21 billion. With over 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the company’s website at CenterPointEnergy.com.
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. The statements in this news release regarding the company’s earnings outlook for 2011 and future financial performance and results of operations, the anticipated issuance of transition bonds to recover the amount authorized in the true-up remand proceeding, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses, including, among others, energy deregulation or re-regulation, pipeline safety, health care reform, financial reform and tax legislation; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) timely and appropriate rate actions and increases, allowing recovery of costs and a reasonable return on investment; (4) factors that may impact the timing and completion of the contemplated transition bond offering, including actions by the Texas PUC, any appeals of the financing order issued by the Texas PUC and future market conditions; (5) the timing and outcome of any audits, disputes or other proceedings related to taxes; (6) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (7) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures, and demographic patterns; (8) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, including the effects on re-contracting available capacity on CenterPoint Energy’s interstate pipelines; (9) the timing and extent of changes in the supply of natural gas, including supplies available for gathering by CenterPoint Energy’s field services business and transporting by its interstate pipelines; (10) weather variations and other natural phenomena; (11) the direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (12) the impact of unplanned facility outages; (13) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (14) changes in interest rates or rates of inflation; (15) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets; (16) actions by rating agencies; (17) effectiveness of CenterPoint Energy’s risk management activities; (18) inability of various counterparties to meet their obligations; (19) non-payment for services due to financial distress of CenterPoint Energy’s customers; (20) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.) and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the ability of retail electric providers, and particularly the two largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (22) the outcome of litigation brought by or against CenterPoint Energy; (23) CenterPoint Energy’s ability to control costs; (24) the investment performance of pension and postretirement benefit plans; (25) potential business strategies, including restructurings, acquisitions or dispositions of assets or businesses; (26) acquisition and merger activities; and (27) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and Forms 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.
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For Immediate Release	Page 6 of 6
CenterPoint Energy, Inc. and Subsidiaries
Reconciliation of reported Net Income and diluted EPS to the basis used in providing 2011 annual earnings guidance

	Quarter Ended		Nine Months Ended
	September 30, 2011		September 30, 2011
	Net Income	EPS	Net Income	EPS
	(in millions)		(in millions)
As reported	$973	$2.27	$1,240	$2.89
True-up related items:
Debt component return, net of taxes	(224)	(0.52)	(224)	(0.52)
Extraordinary item, net of taxes	(587)	(1.37)	(587)	(1.37)

Excluding true-up related items	$162	$0.38	$429	$1.00

Timing effects impacting CES(1):
Mark-to-market (gains) losses — natural gas derivative contracts	(4)	(0.01)	(5)	(0.01)
Natural gas inventory write-downs	4	0.01	4	0.01
ZENS-related mark-to-market (gains) losses:
Marketable securities(2)	52	0.12	19	0.05
Indexed debt securities	(57)	(0.13)	(42)	(0.10)

Per the basis used in providing 2011 annual earnings guidance	$157	$0.37	$405	$0.95

(1)	Competitive natural gas sales and services

(2)	Time Warner Inc., Time Warner Cable Inc. and AOL Inc.
###

CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
Revenues:
Electric Transmission & Distribution	$655	$707	$1,699	$1,802
Natural Gas Distribution	398	384	2,400	2,048
Competitive Natural Gas Sales and Services	647	584	2,059	1,876
Interstate Pipelines	170	135	456	424
Field Services	94	117	242	305
Other Operations	3	3	9	9
Eliminations	(59)	(49)	(178)	(159)

Total	1,908	1,881	6,687	6,305

Expenses:
Natural gas	808	735	3,521	2,989
Operation and maintenance	444	448	1,268	1,333
Depreciation and amortization	243	253	660	677
Taxes other than income taxes	86	88	291	282

Total	1,581	1,524	5,740	5,281

Operating Income	327	357	947	1,024

Other Income (Expense):
Gain (loss) on marketable securities	19	(80)	35	(30)
Gain (loss) on indexed debt securities	(5)	88	—	65
Interest and other finance charges	(121)	(114)	(364)	(341)
Interest on transition and system restoration bonds	(34)	(31)	(106)	(96)
Equity in earnings of unconsolidated affiliates	10	8	22	22
Return on true-up balance	—	352	—	352
Other — net	3	10	7	19

Total	(128)	233	(406)	(9)

Income Before Income Taxes and Extraordinary Item	199	590	541	1,015

Income Tax Expense	76	204	223	362

Income Before Extraordinary Item	123	386	318	653

Extraordinary Item, net of tax	—	587	—	587

Net Income	$123	$973	$318	$1,240

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011

Basic Earnings Per Common Share:
Income Before Extraordinary Item	$0.29	$0.90	$0.79	$1.53
Extraordinary item, net of tax	—	1.38	—	1.38

Net Income	$0.29	$2.28	$0.79	$2.91

Diluted Earnings Per Common Share:
Income Before Extraordinary Item	$0.29	$0.90	$0.78	$1.52
Extraordinary item, net of tax	—	1.37	—	1.37

Net Income	$0.29	$2.27	$0.78	$2.89

Dividends Declared per Common Share	$0.1950	$0.1975	$0.5850	$0.5925

Weighted Average Common Shares Outstanding (000):
- Basic	422,178	425,885	404,957	425,517
- Diluted	424,968	428,842	407,728	428,452

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$178	$213	$371	$434
Transition and System Restoration Bond Companies	34	31	106	96

Total Electric Transmission & Distribution	212	244	477	530
Natural Gas Distribution	(4)	(2)	145	153
Competitive Natural Gas Sales and Services	7	(10)	16	3
Interstate Pipelines	68	60	207	196
Field Services	40	61	94	136
Other Operations	4	4	8	6

Total	$327	$357	$947	$1,024

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Three Months Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2010	2011	Fav/(Unfav)	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$520	$565	9%	$1,355	$1,454	7%
Transition and system restoration bond companies	135	142	5%	344	348	1%

Total	655	707	8%	1,699	1,802	6%

Expenses:
Operation and maintenance	215	228	(6%)	609	655	(8%)
Depreciation and amortization	75	70	7%	219	207	5%
Taxes other than income taxes	52	54	(4%)	156	158	(1%)
Transition and system restoration bond companies	101	111	(10%)	238	252	(6%)

Total	443	463	(5%)	1,222	1,272	(4%)

Operating Income	$212	$244	15%	$477	$530	11%

Operating Income:
Electric transmission and distribution operations	$178	$213	20%	$371	$434	17%
Transition and system restoration bond companies	34	31	(9%)	106	96	(9%)

Total Segment Operating Income	$212	$244	15%	$477	$530	11%

Electric Transmission & Distribution
Operating Data:
Actual MWH Delivered
Residential	9,262,154	10,681,975	15%	21,499,427	23,337,859	9%
Total	23,342,324	24,956,915	7%	59,952,416	62,802,372	5%
Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	109%	121%	12%	104%	123%	19%
Heating degree days	0%	0%	0%	160%	106%	(54%)
Number of metered customers — end of period:
Residential	1,868,421	1,899,479	2%	1,868,421	1,899,479	2%
Total	2,115,595	2,150,731	2%	2,115,595	2,150,731	2%

	Natural Gas Distribution
	Three Months Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2010	2011	Fav/(Unfav)	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$398	$384	(4%)	$2,400	$2,048	(15%)

Expenses:
Natural gas	180	167	7%	1,563	1,203	23%
Operation and maintenance	160	156	3%	471	481	(2%)
Depreciation and amortization	40	41	(3%)	124	124	—
Taxes other than income taxes	22	22	—	97	87	10%

Total	402	386	4%	2,255	1,895	16%

Operating Income (Loss)	$(4)	$(2)	50%	$145	$153	6%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	13	12	(8%)	125	122	(2%)
Commercial and Industrial	46	48	4%	182	187	3%

Total Throughput	59	60	2%	307	309	1%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	97%	115%	18%	110%	107%	(3%)

Number of customers — end of period:
Residential	2,969,452	2,990,934	1%	2,969,452	2,990,934	1%
Commercial and Industrial	242,032	241,838	—	242,032	241,838	—

Total	3,211,484	3,232,772	1%	3,211,484	3,232,772	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Three Months Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2010	2011	Fav/(Unfav)	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$647	$584	(10%)	$2,059	$1,876	(9%)

Expenses:
Natural gas	629	582	7%	2,009	1,838	9%
Operation and maintenance	10	10	—	29	31	(7%)
Depreciation and amortization	1	1	—	3	3	—
Taxes other than income taxes	—	1	(100%)	2	1	50%

Total	640	594	7%	2,043	1,873	8%

Operating Income (Loss)	$7	$(10)	(243%)	$16	$3	(81%)

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	135	126	(7%)	404	407	1%

Number of customers — end of period	11,883	12,650	6%	11,883	12,650	6%

	Interstate Pipelines
	Three Months Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2010	2011	Fav/(Unfav)	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$170	$135	(21%)	$456	$424	(7%)

Expenses:
Natural gas	38	15	61%	72	54	25%
Operation and maintenance	42	39	7%	112	109	3%
Depreciation and amortization	13	13	—	39	40	(3%)
Taxes other than income taxes	9	8	11%	26	25	4%

Total	102	75	26%	249	228	8%

Operating Income	$68	$60	(12%)	$207	$196	(5%)

Equity in earnings of unconsolidated affiliates	8	$6	(25%)	15	$15	—

Pipelines Operating Data:
Throughput data in BCF
Transportation	422	356	(16%)	1,260	1,208	(4%)

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Three Months Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2010	2011	Fav/(Unfav)	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$94	$117	24%	$242	$305	26%

Expenses:
Natural gas	19	19	—	53	52	2%
Operation and maintenance	29	25	14%	75	83	(11%)
Depreciation and amortization	6	9	(50%)	17	28	(65%)
Taxes other than income taxes	—	3	(100%)	3	6	(100%)

Total	54	56	(4%)	148	169	(14%)

Operating Income	$40	$61	53%	$94	$136	45%

Equity in earnings of unconsolidated affiliates	3	$2	(33%)	8	$7	(13%)

Field Services Operating Data:
Throughput data in BCF
Gathering	180	206	14%	464	586	26%

	Other Operations
	Three Months Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2010	2011	Fav/(Unfav)	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	—	$9	$9	—
Expenses	(1)	(1)	—	1	3	(200%)

Operating Income	$4	$4	—	$8	$6	(25%)

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
Capital Expenditures by Segment
Electric Transmission & Distribution	121	$135	317	$365
Natural Gas Distribution	54	89	128	215
Competitive Natural Gas Sales and Services	1	1	2	4
Interstate Pipelines	31	25	71	64
Field Services	131	64	472	163
Other Operations	8	11	15	28

Total	$346	$325	$1,005	$839

(Millions of Dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$10	$18	$23
Capitalization of Interest Cost	(2)	(2)	(5)	(5)
Transition and System Restoration Bond Interest Expense	34	31	106	96
Other Interest Expense	117	106	351	323

Total Interest Expense	$155	$145	$470	$437

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	September 30,
	2010	2011
ASSETS
Current Assets:
Cash and cash equivalents	$199	$103
Other current assets	2,383	1,879

Total current assets	2,582	1,982

Property, Plant and Equipment, net	11,732	12,158

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	3,446	4,475
Other non-current assets	655	640

Total other assets	5,797	6,811

Total Assets	$20,111	$20,951

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$53	$84
Current portion of transition and system restoration bonds long-term debt	283	307
Current portion of indexed debt	126	130
Current portion of other long-term debt	19	46
Other current liabilities	2,139	1,752

Total current liabilities	2,620	2,319

Other Liabilities:
Accumulated deferred income taxes, net	2,934	3,814
Regulatory liabilities	989	1,033
Other non-current liabilities	1,369	1,081

Total other liabilities	5,292	5,928

Long-term Debt:
Transition and system restoration bonds	2,522	2,215
Other	6,479	6,282

Total long-term debt	9,001	8,497

Shareholders’ Equity	3,198	4,207

Total Liabilities and Shareholders’ Equity	$20,111	$20,951

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Nine Months Ended September 30,
	2010	2011
Cash Flows from Operating Activities:
Net income	$318	$1,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	681	699
Deferred income taxes	112	404
Extraordinary item, net of tax	—	(587)
Return on true-up balance	—	(352)
Write-down of natural gas inventory	6	7
Changes in net regulatory assets	23	22
Changes in other assets and liabilities	(170)	1
Other, net	13	15

Net Cash Provided by Operating Activities	983	1,449

Net Cash Used in Investing Activities	(1,014)	(848)

Net Cash Used in Financing Activities	(610)	(697)

Net Decrease in Cash and Cash Equivalents	(641)	(96)

Cash and Cash Equivalents at Beginning of Period	740	199

Cash and Cash Equivalents at End of Period	$99	$103